ARTICLES OF MERGER
                                       OF
                       IBONZAI.COM, INC. (Delaware Parent)
                                      INTO
                      IBONZI.COM, INC. (Nevada Subsidiary)

     The undersigned corporations, pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes hereby execute the following Articles of Merger:

     FIRST: The name of the surviving corporation is IBONZI.COM, INC. (the "Nevada Company"), and the place of its incorporation is the State of Nevada. The name and place of incorporation of the corporation being merged into the surviving corporation is IBONZAI.COM, INC. (the "Delaware Company"), incorporated in the State of Delaware, the laws of which permit this merger. The principal place of business of the Nevada Company is 435 East Universal Circle, Sandy, Utah 84070 and the registered office is CT Corporation Trust Company, 6100 Neil Road Suite 500 Reno, Nevada, 89511 and the Delaware Company is 435 East Universal Circle, Sandy, Utah 84070 and the registered office is Corporate Trust Center, 1209 Orange St., City of Wilmington, New Castle County, Delaware 19801.

     SECOND: A plan of merger was adopted by the board of directors of each corporation that is a party to this merger.

     THIRD: The plan of merger was approved by the stockholder of the Nevada Company by unanimous consent.

     FOURTH: The plan of merger was submitted to the stockholders of the Delaware Company. The designation, number of shares outstanding and entitled to vote and undisputed votes for the plan by the stockholders of each class of shares of IBONZAI (the Delaware Company) entitled to vote on the plan is as follows:

Class             Number of Outstanding Shares       Undisputed Votes
                                                     for the Plan

Common                    14,656,000                    8,989,668

     The number of votes cast for the plan by the owners of each class was sufficient for approval by the owners of that class.

     FIFTH: The Articles of Incorporation of the Nevada Company were not amended.

     SIXTH: The complete executed plan of merger is hereinafter set forth in its entirety:

     A. The corporations proposing to merge are IBONZAI..COM, INC. (the "Delaware Company" or "Parent"), a Delaware corporation and IBONZI.COM, INC. (the "Nevada Company" or "Subsidiary"), a Nevada corporation. The Utah Company, or Parent, is the sole shareholder of the Nevada Company. The Nevada Company shall be the surviving corporation of the merger.

     B. Upon approval of this plan of merger by the shareholders of both the Nevada Company and the Delaware Company, Articles of Merger shall be filed with the Secretaries of State of Nevada and Delaware. Upon receipt and filing of said Articles of Merger and the issuance of Certificates of Merger by said states, the separate existence of the Parent shall cease; and Subsidiary, the Nevada Company, shall succeed to all the rights and property of the Delaware Company and shall be subject to all the debts and liabilities of the Delaware Company.

     C. All shares of the Delaware Company shall be entitled to be exchanged for shares of the Nevada Company at the rate of one Nevada Company common share for each common share of the Delaware Company. No fractional shares of the Nevada Company stock will be issued pursuant to this plan of merger. Instead any fractional share otherwise issuable shall be rounded up or down to the nearest whole number of shares. All shares of the Nevada Company stock outstanding prior to the merger shall be canceled.

     D. The Articles of Incorporation of the surviving corporation shall be the Articles of Incorporation of the Nevada Company immediately prior to the effective date of the merger without amendment or change.

     SEVENTH: All corporations party to this merger have complied with laws of their respective jurisdiction of incorporation concerning this merger.

     EIGHTH: These Articles may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument

                                                    IBONZAI.COM, INC.
                                                    (The Delaware Company)


                                                        /s/ Scott R. Hosking
                                                    By: Scott R. Hosking
                                                    Title: President and CEO

                                                        /s/ Dwight Williams
                                                    By: Dwight Williams
                                                    Title:  Secretary

State of Utah                ss.
                             ss.
County of Salt Lake          ss.

     On January 8, 2002  personally  appeared before me, a Notary Public Scott
R. Hosking who acknowledged that he executed the above instrument as President of Ibonzai.com, Inc. the Delaware Company.


                                                      /s/ Amanda Weaver
                                                    Signature of Notary
                                                    Printed Name: Amanda Weaver
                                                    Commission Expires: 12-1-04

State of Utah               ss.
                            ss.
County of Salt Lake         ss.

     On January 8, 2002 personally appeared before me, a Notary Public Dwight Williams, who acknowledged that he executed the above instrument as Secretary of Ibonzai.com, Inc. the Delaware Company.


                                                     /s/ Amanda Weaver
                                                  Signature of Notary
                                                  Printed Name: Amanda Weaver
                                                  Commission Expires: 12-1-04

                                                  IBONZI.COM, INC.
                                                  (The Nevada Company)


                                                        /s/ Scott R. Hosking
                                                  By: Scott R. Hosking
                                                  Title: President


                                                        /s/ Dwight Williams
                                                  By: Dwight Williams
                                                  Title: Secretary


State of Utah                 ss.
                              ss.
County of Salt Lake           ss.

     On January 8,  2002,  personally appeared before me, a Notary Public Scott
R.  Hosking,   who  acknowledged  that  he  executed  the  above  instrument  as
Ibonzi.com, Inc., the Nevada Company.


                                                        /s/ Amanda Weaver
                                                     Signature of Notary
                                                     Printed Name: Amanda Weaver
                                                     Commission Expires: 12-1-04

State of Utah                ss.
                             ss.
County of Salt Lake          ss.

     On January 8, 2002, personally appeared before me, a Notary Public Dwight Williams , who acknowledged that he executed the above instrument as Secretary of Ibonzi.com, Inc., the Nevada Company.


                                                     /s/ Amanda Weaver
                                                  Signature of Notary
                                                  Printed Name: Amanda Weaver
                                                  Commission Expires: 12-1-04